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              Consent of Independent Certified Public Accountants



First Investors Series Fund
95 Wall Street
New York, New York  10005


     We consent to the use in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-25623) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Series Fund, which are included in said Registration Statement.



                                    /s/Tait Weller & Baker



                                    TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
April 20, 1998